EXHIBIT 23.1

                       Consent of Independent Accountants


     We consent to the incorporation by reference in the following Registration Statements of HFS Incorporated: No. 33-56354 on Form S-8, filed December 24, 1992, No. 33-70632 on Form S-8, filed October 21, 1993, No. 33-72752 on Form
S-8, filed December 10, 1993, No. 33-83956 on Form S-8, filed September 14, 1994, No. 33-94756 on Form S-8, filed July 19, 1995, No. 333-03532 on Form S-8 filed April 12, 1996, No. 333-06733 on Form S-8, filed June 25, 1996, No. 333-06939 on Form S-8, filed June 27, 1996, No. 333-11029 on Form S-3, filed
August 29, 1996, No. 333-11031 on Form S-3, filed August 29, 1996 and No. 333-17453 on Form S-3 filed December 4, 1996 of our report dated February 23, 1996 (except Notes 9-11, as to which date is February 7, 1997), with respect to the combined financial statements of Resort Condominiums International, Inc., its affiliates and subsidiaries for the year ended December 31, 1995 included in this Form 8-K/A.

Ernst & Young LLP
March 21, 1997
Indianapolis, Indiana